Exhibit 3.200.3
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                                    Amendment
                                     to the
                   BY-LAWS of CITIZENS COMMUNICATIONS COMPANY
                            (Effective July 30, 2002)

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The first  sentence  of SECTION 5 of the  By-laws is amended in its  entirety to read as follows:

     The property and business of the corporation shall be managed and controlled by its Board of Directors, which shall consist of not less than seven nor more than fifteen members.